Exhibit 10.1

THE BORROWER:

STARSTREAM ENTERTAINMENT, INC

By:	/s/ Charles Bonan
Name: Charles Bonan
Title: Manager

STARSTREAM ENTERTAINMENT, LLC

By:	/s/ Kim Leadford
Name : Kim Leadford
Title CEO

THE LENDER:

/s/ Timothy Nye
Timonty Nye

19

LOAN AGREEMENT

This LOAN AGREEMENT (this "Agreement") is made and entered into as of February 10, 2014 (the "Effective Date"), by and among Timothy Nye, an individual (the "Lender ") with an address at [redacted] on the one hand, and Starstream Entertainment, Inc., a Nevada corporation with an address at 100 Skypark Drive, Monterey CA 93940 and Starstream Entertainment, LLC with an address at 100 Skypark Drive, Monterey CA 93940 (herein together the "Borrower"), on the other hand.

RECITALS

WHEREAS, Borrower has requested that Lender lend funds to or make cash Advances (as defined below) against the Collateral for the account of Borrower for its exclusive use (i) as working capital of the Borrower and (ii) to pay the associated Loan Fee, Lender Legal Fee, accrued interest and expenses of Lender in accordance with this Agreement, provided that such funds or Advances collectively shall not exceed Six Hundred Thousand Dollars (USD$600,000) without Lender's consent, but any such excess or any approved additional Advance shall still be considered to be part of the Loan (as defined below)(herein collectively the "Commitment Amount").

WHEREAS, Lender is willing to make the Commitment Amount available as a Loan to or for the account of Borrower upon the terms and conditions set forth herein.

TERMS OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Except as otherwise may be provided in this Agreement, the following terms shall have the following definitions:

1.1 "Advance" means all actual advances of funds, as well as the Loan Fee, the Lender Legal Fee (herein collectively "Advances") by Lender to Borrower hereunder, all of which shall be added to the Loan.

1.2 "Affiliated Person" means any Person that directly or indirectly controls, is controlled by or is under common control with Borrower. For the purposes of this definition, control" (including with corresponding meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 "Borrowing Certificate" shall mean Exhibit C Borrowing Certificate between the Lender and the Borrower, dated concurrently herewith.

1.4 "Collateral" shall have the meaning set forth in the Security Agreement attached hereto as Exhibit A and incorporated herein by this reference.

1.5 "Event of Default" shall have the definition given it in Section 8 hereof.

1.6 "Initial Loan" shall have the meaning as set forth in Section 2.2.

1.7 "Initial Loan Fee" shall have the meaning set forth in Section 2.2.

1.8 "Loan" means the Commitment Amount and any Advances made hereunder or thereto in excess.

1.9 "Loan Documents" shall mean this Agreement, the Security Agreement and Assignment, Promissory Note, Borrowing Certificate, Payment Direction Letter and Subordination Agreement and any other documents and financing statements executed or filed in connection with the Loan.

1.10 "Payment Direction Letter" shall mean Exhibit D Payment Direction Letter between the Lender, Fintage B.V. and the Borrower, dated concurrently herewith.

1.11 "Security Agreement" shall mean Exhibit A Security Agreement between the Lender and the Borrower, dated concurrently herewith, to secure the Borrower's obligations and assignment of rights under the Loan and other transaction documents.

1.12 "Subordination Agreement" shall mean Exhibit E Subordination Agreement between the Lender and the Borrower, dated concurrently herewith, to secure the Borrower's obligations under the Loan and other transaction documents.

1.13 "Subsequent Loan" shall have the meaning as set forth in Section

2. Loan Amount; Use of Proceeds; Administrative Fees, Condition Precedent.

2.1 Loan. The Lender agrees, subject to the terms and conditions of this Agreement, and upon execution of the Loan Documents to make a loan (the "Loan") to the Borrower, in the aggregate amount of Six Hundred Thousand Dollars (USD$600,000) which shall be advanced to the Borrower in increments of Fifty Thousand Dollars (USD$50,000) in accordance with the loan disbursement as set forth below. Any excess of this amount shall be at Lender's sole discretion and any such excess shall still be considered to be part of the Loan.

2.2 Initial Loan. Lender agrees, on the terms and conditions set forth herein, to make a loan (the "Initial Loan") to Borrower, in the aggregate amount of Two Hundred Thousand Dollars (USD$200,000) on or before February 10, 2014. As consideration for Lender entering into this Agreement, and its commitment to make any Advances

hereunder, Borrower hereby authorizes and instructs Lender to pay the following amounts from the proceeds of the Initial Loan: (i) to Lender the loan fee in an amount equal to Twenty Five Thousand Dollars (USD$25,000) (the "Loan Fee") and (ii) to Lender's legal counsel, an amount equal to Fifteen Thousand U.S. Dollars (USD$15,000) (the "Lender Legal Fee"). The Loan Fee and the Lender Legal Fee shall be deducted from the initial Advance and shall be treated as part of the Loan.

2.3 Subsequent Loan. Lender agrees, on the terms and conditions set forth herein, to make subsequent Advances to the Initial Loan to Borrower in increments of Fifty Thousand Dollars (USD$50,000) at Borrower's request which shall not exceed the Commitment Amount without approval of Lender (the "Subsequent Loan"). Notwithstanding the foregoing, Lender shall have no further obligation to advance any funds whatsoever if any of the following shall occur: (i) an Event of Default as defined in Section 8 hereof or should there exist any facts which with the passage of time, or the giving of notice, or both would constitute an Event of Default; (ii) a material breach of the representations and warranties provided by Borrower in this Agreement and the Loan Documents; or (iii) there is a material adverse change in the financial condition, business operations or prospects of Borrower taken as a whole has occurred since the Effective Date of this Agreement.

2.4 The Note. The Loan shall be evidenced by the Promissory Note ("Note"), attached as Exhibit B, and shall be secured by the Collateral pursuant to terms and conditions of this Agreement together with the Security Agreement. In the event of any conflict between the Note and this Agreement, this Agreement shall control.

2.5 Borrowing Certificate. Each Advance shall be made by Lender upon written notice with written confirmation in the form of a Borrowing Certificate which shall be substantially in the form of Exhibit C (a "Borrowing Certificate") and shall be received by Lender at its office not later than 10:00 a.m. (New York time) five (5) Business Days prior to the date of each proposed Advance. Each Borrowing Certificate shall specify (i) the requested date of the proposed Advance, (ii) the aggregate principal amount of the proposed Advance and (iii) be signed by a designated party in writing, who is authorized to request such advances from the Loan (a "Designated Person"). Borrower authorizes Lender to advance Loan proceeds based on a Loan Request signed by a Designated Person. The initial Designated Person is Kim Leadford. Borrower may revoke the authority of a Designated Person to request Loan advances, but only if such revocation is in writing and is signed by Borrower (a "Revocation Notice"). A Revocation Notice shall be given by Borrower to Lender, provided, however, it shall not be deemed received by Lender and effective to revoke the authority of a Designated Person until actually received by Lender and the Lender has confirmed in writing to Borrower that Lender has received the Revocation Notice. Any advances of Loan proceeds made by Lender based on a Loan Request signed by a Designated Person prior to the date of receipt by Lender of a Revocation Notice is effective as set forth in the immediately preceding sentence and shall be binding on Borrower. Lender shall record the date and amount of each Advance and payments by Borrower on the schedule annexed to the Note. The aggregate unpaid amount of the Advance set forth on the schedule annexed to the Note shall constitute prima facie evidence of the principal

amount of the Loan. Notwithstanding the foregoing, the failure by Lender to record any such notations on the Note shall not limit or otherwise affect Borrower's or Lender's obligations under the Loan Documents.

2.6 Use of Proceeds. The Borrower covenants and agrees that the proceeds of the Loan shall only be used (i) to pay fees, interest and expenses of Lender (including, without limitation, the Loan Fee and Lender Legal Fee) and (ii) for the purposes of working capital of the Borrower.

2.7 Interest. The interest of the Loan shall accrue on the outstanding balance of the Loan at a rate of 1% per month, compounded monthly, commencing on the initial Advance and shall be payable in cash by Borrower to Lender until the Loan is indefeasibly repaid by Borrower in full.

2.8 Loan Repayment, Loan Maturity Date. All amounts owed under the Loan including all interest accrued thereon, shall be due and payable, if not earlier paid, on first to occur of (a) an Event of Default, (b) the date of any Mandatory Prepayments as set forth in Section 2.9 in connection with the Collateral, the financial close of a distribution deal for the film "Life After Beth" with A24 or Universal and any other similar distribution deals whereby any monies owed are received by Borrower or the Collection Account (as defined in the Security Agreement) in connection with the Collateral until the Loan is indefeasibly and fully repaid or (c) at twelve (12) months from the Effective Date (herein collectively the "Maturity Date"). Any overdue principal and overdue interest together with any interest thereon, shall be due and payable upon demand. For purposes of this Loan, a "Business Day" shall mean a day during which banks are open for business in New York, New York.

2.9 Mandatory Prepayments. Borrower shall be required to prepay the Loan without penalty or premium in an amount equal to: (A) all payments, proceeds or other consideration received by Borrower on account of any of the Collateral, including, without limitation, all sums, moneys, royalties, fees, commissions, charges, payments, deposits, advances, guarantees, income, profit, gross revenues and all other proceeds paid to or derived by or payable to Borrower on account of the distribution, exploitation and sale of the Collateral or on account of any other item of Collateral including, without limitation, adjusted gross revenues, any remaining contingency or other unspent Budget amounts, deposits and all other proceeds under the Distribution Agreements (inclusive, in each case, of all Distributor deposits) (collectively, the "Collateral Proceeds"), it being agreed that all payments under the Distribution Agreements shall be paid directly to the Collection Account (as defined in the Security Agreement)(except as otherwise (x) expressly approved in advance by Lender for the benefit of Lender, to be applied to the repayment of the Loan in accordance with the Payment Direction Letter in such order and such manner as set forth in the CAM Agreement with respect to "Life After Beth", which shall provide that Lender to be entitled to all Gross Receipts for the repayment of the Loan.

2.10 Interest Adjustments. No provisions of the Loan Documents shall be deemed to establish or require the payment of interest of a rate in excess of the maximum

rate permitted by applicable law (the "Maximum Legal Rate"). In the event that the interest required to be paid under the Loan Documents exceeds the Maximum Legal Rate, the interest required to be paid under the Loan Documents shall be automatically reduced to the Maximum Legal Rate. In the event any interest paid exceeds the then applicable interest rate, the excess of such interest over the maximum amount of interest permitted to be charged shall automatically be deemed to reduce the accrued and unpaid Loan Fee, if any; then to reduce the accrued and unpaid interest; if any; and then to reduce principal of the Loan; and the balance of any excess interest remaining after the application to the foregoing, if any, shall be refunded to Borrower.

2.11 Payments and Computations. Borrower shall make each payment hereunder and under the Note at maturity or otherwise not later than 5:00 p.m. (New York time) on the day when due, to Lender at its address referred to in this Agreement in immediately available United States Dollars, without any setoff, defense or counterclaim. Borrower's Obligations hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than United States Dollars, except to the extent that such tender or recovery shall result in the actual receipt by Lender the full amount of United States Dollars of all amounts due hereunder.

2.12 Offset. In addition to and not in limitation of all rights of offset that Lender may have under applicable law, Lender shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the Loan and any other amounts due Lender hereunder any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Lender. Borrower shall not have any right to, and shall not, set off, offset, counterclaim, withhold or reserve any amounts from amounts payable to Lender pursuant to the terms hereof

2.13 Optional Prepayment. Subject to a five (5) day prior written notice, the Borrower may elect to prepay the entire Loan outstanding or any part of it without any penalty or prepayment fee.

2.14 Taxes. All payments of principal, interest, fees, costs, expenses and all other amounts payable by Borrower pursuant to this Agreement shall be made free and clear of and without reduction by reason of any and/or all present and future income, stamp and other taxes or other charges whatsoever imposed, assessed, levied or collected (excluding any taxes on or measured by the overall net income or gross receipts of Lender (including, without limitation, income taxes and franchise taxes imposed on Lender) (collectively, "Taxes"). All Taxes will be paid by Borrower prior to the date on which penalties attach for failure to timely pay such Taxes. Within forty-five (45) days after the date on which payment of any such Taxes is due pursuant to applicable law, Borrower will furnish Lender the original of a receipt for the full payment of such Taxes or, if such is not available, evidence of such payment satisfactory in form and substance to Lender. Borrower will indemnify and hold harmless Lender and any assignee of Lender's interest in and to this Agreement, upon demand, against and will reimburse to any such person, upon demand, the amount of any Taxes so levied or imposed and paid

by any such person, together with all interest and penalties arising out of any nonpayment of any such Taxes.

3. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make any Advance hereunder, Borrower represents and warrants to Lender (which representations and warranties shall survive the execution and delivery of this Agreement), which shall be deemed to be continuing until payment and performance in full of all obligations in this Agreement, and shall be deemed to be remade as of the date of each request for an Advance hereunder that the following representations and warranties will be true and correct:

3.1 Power; Authorization; Enforceable Obligations. Borrower has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

3.2 No Violation of Agreements. The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or instrument to which it is a party or by which it may be bound.

3.3 Validity and Binding Nature. The Loan Documents, when duly executed and delivered, will be legal, valid and binding obligations of Borrower, enforceable against Borrower and the other parties thereto in accordance with their respective terms.

3.4 Authorization; No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all other documents required hereunder, and the performance by Borrower of its obligations under this Agreement and all other documents required hereunder, are within Borrower's limited liability company have been duly authorized by all necessary action, have received all necessary governmental approval, and do not and will not (i) require the consent or approval of any governmental body or other regulatory authority, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any of Borrower's properties, (iii) contravene or conflict with any term or provision of Borrower's certificate of formation, operating agreement, or bylaws or any agreement binding upon Borrower, or (iv) result in a breach of or constitute a default under any agreement, indenture, loan, credit agreement, lease, undertaking or other instrument to which Borrower is a party or by which it or any of its properties may be bound or affected, and such execution, delivery and performance will not result in or require the creation or imposition of (or the obligation to create or impose) any Lien, charge, mortgage, pledge or encumbrance on, or security interest or other charge of any nature upon or with respect to, any of the Collateral or any other property of Borrower.

3.5 No Litigation. No action, suit, proceeding or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding) currently is pending or, to the best of Borrower's

knowledge, threatened or contemplated against or affecting Borrower that is not disclosed hereto. Borrower is not in default in any material respect under any agreement to which it is a party, or under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower.

3.6 Ownership. Borrower owns all rights, property and interests assigned or conveyed by it to Lender hereunder and under the Security Agreement.

3.7 Valid Security Interest. The Loan Documents will effect (after the proper recordation or filing of the Security Agreement and the a financing statement) a valid and perfected first priority security interest in favor of Lender in the Collateral. All action now required of Borrower which Lender has required of Borrower to perfect Lender's Security Interest and lien in and to the Collateral has been or will be taken and completed. Borrower is and will be the owner of all Collateral whenever acquired or arising free and clear of all Liens, charges, encumbrances or restrictions on transfer of any kind and nature other than the Security Interest granted to Lender hereunder. All rents, royalties and other amounts due and payable by Borrower under contracts, leases, license agreements and other instruments relating to the Collateral, including, without limitation, contracts, leases or agreements relating to the Collateral, the services of all persons or entities rendering services in connection with the Collateral, and the furnishing of goods, processing, equipment and materials used in connection with the Collateral have been paid if due, or will be paid when due, and Borrower is not in default under any such contract, lease, license agreement or other instrument; and Borrower will appear in, contest and defend against any action or proceeding purporting to affect title to or any other interest in any portion of the Collateral, or the rights or powers of Lender, its successors or assigns, or the right or interest of Lender, legal or beneficial, in any portion of the Collateral; and will pay all reasonable costs and expenses, including costs of evidence of title and reasonable outside attorneys' fees, in any such action or proceeding in which Lender may appear. Borrower will not sell, offer to sell, hypothecate or otherwise dispose of any Collateral (including proceeds thereof) subject hereto, or any part thereof or interest therein, at any time, except with the prior written consent of Lender.

3.8 Power and Authority. Borrower has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and to execute and deliver all other documents, instruments and agreements to be executed and delivered by Borrower hereunder, and Borrower has taken all action necessary to authorize the execution and delivery of this Agreement, the borrowing hereunder and the execution and delivery of the Loan Documents, and all other documents, instruments and agreements to be executed and delivered by Borrower hereunder.

3.9 Business Purpose of Loan. Borrower will use the proceeds of the Loan in strict compliance with this Agreement.

3.10 Timely Performance. Borrower will duly and timely perform all of its obligations and agreements hereunder and under the other documents required hereunder or otherwise entered into in connection with the Loan.

3.11 Tax Returns and Payments. To the best of the Borrower's knowledge, all federal, state and other tax returns of Borrower required by applicable laws to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted hereunder or where Borrower is challenging such taxes, assessment or other government charges or levies in good faith by appropriate proceedings (diligently pursued) and against which adequate cash reserves have been established.

3.12 Financial Condition. There has been no material adverse change in the assets, liabilities, properties, and condition, financial or otherwise, of the Borrower from the Effective Date of this Agreement, if such material change occurs the Borrower will promptly notify the Lender in writing of such circumstances.

3.13 Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize the execution, delivery and performance of this Agreement or any of the Loan Documents or other instruments or documents to be delivered pursuant to the terms of this Agreement.

3.14 Operation of Business. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of valid rights of others with respect to any of the foregoing.

3.15 Specified Information. No information, exhibit or report furnished by Borrower to Lender in connection with this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements therein not materially misleading.

3.16 Disclosure. Neither the schedules nor any certificate, statement, report or other document furnished to Lender by the Borrower or others in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

4. Affirmative Covenants. Borrower hereby covenants and agrees that, until indefeasible payment and performance in full of the obligations hereunder, Borrower shall:

4.1 Legal Rights and Facilities. Maintain and preserve its legal existence and all rights, privileges, franchises and other authority adequate for the conduct of its business; maintain the Collateral and any other material properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without interruption; and refrain from any material change in the nature of its business.

4.2 Notice of Certain Events. Promptly notify Lender in writing of the

occurrence of any of the following: (i) any Event of Default hereunder or of any event which would be an Event of Default hereunder but for the giving of notice, the lapse of time, or both, and of any changes in management, any litigation and any other matter which has resulted in or may result in a materially adverse change in Borrower's business, properties, assets, operation or condition (financial or otherwise), or impair Borrower's ability to perform its Obligations under this Agreement or any of the documents required hereunder; (ii) any change in Borrower's jurisdiction of organization or in the location of Borrower's chief executive office; (iii) any change in the name or trade name of Borrower; (iv) any material default under any other agreement material to the business, financial condition or results of operations of Borrower to which Borrower is a party or by which Borrower or any of its properties may be bound; or (v) the commencement of all actions, suits or proceedings against Borrower or with respect to its properties before or by any court, governmental department, commission, board, arbitrator, bureau, agency or instrumentality, domestic or foreign.

4.3 Books and Records. Borrower shall maintain, at all times and in accordance with good and generally accepted accounting principles, true, full and complete books and records showing the financial transactions of Borrower as it relates to the Collateral. Until the Loan is repaid in full, Borrower shall permit Lender (or its designee), after reasonable notice to examine the same at such times during business hours as Lender (or its designee) may reasonably request and to take excerpts therefrom and to make copies thereof and shall furnish to or cause to be furnished to Lender copies of any excerpts therefrom as Lender may request. Such copies and excerpts shall be kept confidential by Lender and shall only be used for purposes consistent with this Agreement.

4.4 Statements, Etc. Until such time as the Loan is indefeasibly repaid in full, Borrower shall furnish or cause to be furnished to Lender, in form reasonably satisfactory to Lender, all such information in connection with the Collateral as Lender may reasonably request.

4.5 Notice of Legal Proceedings. Promptly give written notice to Lender of all litigation, proceedings, controversies (which in any way may adversely affect Lender's rights and/or Security Interest hereunder or any document required hereunder) or interruptions (e.g., events of force majeure) in the production or distribution of, or claims materially affecting, the Picture or any of Borrower's rights with respect thereto. Borrower shall appear in and defend or reasonably settle any and all such actions and proceedings and shall obtain and furnish to Lender from time to time, upon demand, all instruments, agreements, financial statements, documents, releases and subordination of claims or Liens as Lender may require, consistent with this Agreement, to maintain the priority of Lender's Security Interest.

4.6 Compliance. Comply with all laws, rules and regulations relating to, and shall pay prior to delinquency all license fees, registration fees, taxes, guild or union pension, health and welfare payments, supplemental market, reuse and other required payments and assessments, and all other charges, including without limitation non-governmental levies or assessments in material amounts, which may be levied upon

or assessed against, or which may become security interests, Liens or other encumbrances on, the ownership, operation, possession, maintenance, exploitation, exhibition or use of, the Collateral, or which create or may create a Lien upon the Collateral, or any part thereof. Borrower shall pay prior to delinquency all required guild or union residual payments arising prior to Delivery and Borrower shall cause each Distributor to pay prior to delinquency all required guild or union residual payments arising after Delivery.

4.7 Existence. At all times hereunder, maintain its existence as a limited liability company or corporation, as the case maybe, in good standing in its jurisdiction of organization and in each other jurisdiction in which it is qualified as a foreign entity.

4.8 Indemnity. At all times, defend, indemnify and hold Lender (which, for purposes of this Section 9.14 shall include Lender's shareholders, members, officers, directors, employees, representatives, agents and their respective Affiliated Persons) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including, without limitation, reasonable outside attorneys' fees), costs, settlements, judgments and recoveries arising out of, relating to or resulting from (i) any breach of Borrower's representations, warranties, agreements or covenants made herein, (ii) any suit or proceeding of any kind or nature whatsoever against Lender arising from or relating to the transactions contemplated by this Agreement or any of the documents required hereunder or any of the rights and properties assigned to Lender hereunder, or (iii) any suit or proceeding that Lender may deem necessary or advisable using commercially reasonable judgment, to institute, in the name of Lender or Borrower or both of them, against any other Person for any reason whatsoever to protect the title or rights of Lender hereunder, or any rights granted to Lender, including reasonable outside attorneys' fees and court costs and all other costs and expenses directly incurred by Lender all of which shall be charged to and paid by Borrower and shall be secured by Lender's Security Interest in the Collateral. The foregoing indemnity shall survive repayment of the Loan and the termination of this Agreement and/or of Lender's Security Interest in the Collateral.

4.9 Further Assurances. Execute and deliver, or cause to be executed and delivered, to Lender all further instruments, documents and agreements as Lender may reasonably require, and shall do, or cause to be done, such further acts as Lender may deem necessary to carry out or effectuate the purposes of this Agreement and to enable Lender to exercise its rights and remedies hereunder.

5. Negative Covenants. From and after the date hereof, until all obligations hereunder have been performed in full, Borrower agrees that, unless Lender otherwise consents in writing, it shall not do any of the following:

5.1 Liens. Create or permit to exist any mortgage, charge, pledge, title retention lien or other Lien or security interest with respect to any assets now owned or hereafter acquired or licensed except for current taxes not delinquent or for taxes being contested in good faith by appropriate proceedings on the Collateral.

5.2 Winding Up; Disposition of Assets. Wind up, liquidate or dissolve, or

sell, lease, license, transfer or otherwise dispose of or grant an interest in all or a substantial part of the Collateral during the term of this Agreement except for full, fair and reasonable consideration and in the ordinary course of business, or enter into any sale or leaseback agreement covering any of Borrower's fixed or capital assets.

5.3 Mergers, Consolidations and Sales. Be a party to any merger or consolidation in which Borrower is not the surviving entity, or sell, transfer, convey or lease all or any substantial part of its assets.

6. Survival. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower to Lender pursuant to or in connection with this Agreement or any of the other Loan Documents shall constitute representations and warranties made by Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each disbursement under the Loan.

7. Information. For so long as the obligations of Borrower under the Loan remain unpaid or unperformed, or this Agreement is in effect, Borrower at the reasonable request of Lender will furnish to Lender at Lender's office:

7.1 Liens. Create or permit to exist any mortgage, charge, pledge, title retention lien or other lien or security interest with respect to the Collateral except (i) Permitted Liens as so defined in the Security Agreement, (ii) for current taxes not delinquent or for taxes being contested in good faith by appropriate proceedings, (iii) liens in favor of Lender.

7.2 Notice of Litigation and Other Matters. Prompt notice, without request by Lender, of:

a. the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower or any of his properties, assets or businesses which would materially affect the Borrower's ability repay the Loan pursuant to the terms and conditions of this Agreement; and

b. any Event of Default or any event which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default by Borrower under any material agreement to which Borrower is a party or by which Borrower or any of his properties may be bound and such action that Borrower is taking to remedy such Event or Default or other default which would materially affect the Borrower's ability repay the Loan pursuant to the terms and conditions of this Agreement.

8. Affirmative Covenants. For so long as the obligations of Borrower under the Loan remain unpaid or unperformed, or this Agreement is in effect, unless Lender shall otherwise consent in writing, Borrower shall:

8.1 Payment of Taxes and Claims. Pay or discharge when due, or cause to be paid and discharged when due (a) all material taxes, assessments and governmental charges or levies imposed upon him or upon his income or upon any properties belonging to him, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a lien on all or any portion of the Borrower's assets; provided, however, that this paragraph shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being diligently contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate cash reserves have been established.

8.2 Pay Indebtedness to Lender and Perform Other Covenants. The Borrower shall (a) make full and timely payment of the principal of and interest and premium, if any, on the Revolving Notes and all other indebtedness of the Borrower to Lender, whether now existing or hereafter arising and (b) duly comply with all the terms and covenants contained in the Loan Documents, all at the times and places and in the manner set forth therein

8.3 Further Assurances. The Borrower shall, at its cost and expense, upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts that may be necessary or proper in the opinion of Lender to carry out more effectually the provisions and purpose of this Agreement.

9. No Third Party Beneficiary Status. The parties do not intend the benefits of this Agreement to inure to any third party unless otherwise provided under the Loan Documents. If this Agreement shall be disclosed to any third parties, such disclosure shall be for informational purposes only and no such third party should have any expectation of relying on any of the matters or agreements set forth in this Agreement.

10. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (" Event of Default ") hereunder:

10.1 Nonpayment. Borrower shall fail to pay any sums when due under the terms of this Loan and/or the other Loan Documents within ten calendar days of the date due.

10.2 Impairment of Collateral. Impairment, in Lender's opinion, using commercially reasonable judgment, to the value of the Collateral, or the sale, license or other disposition of the Collateral, or any part thereof, other than in the ordinary course of business other than contemplated hereunder or otherwise expressly approved by Lender in writing.

10.3 Default Under Loan Documents. Borrower shall fail to perform or observe any material term, covenant, condition or agreement contained in this Agreement and/or the other Loan Documents, or any amendment hereto or thereto (other than those related to monetary obligations of Borrower, including, without limitation, the payment

of interest, principal, charges and/or fees due under the Loan) and such failure shall continue for ten (10) days and, if Lender has actual notice of such default, ten (10) days after Borrower receives written notice from Lender of such default.

10.4 Inaccuracy of Warranties. If at anytime any representation or warranty made by Borrower in this Agreement and/or the other Loan Documents shall be or become materially incorrect in any material respect.

10.5 Default Under Other Agreements. A material default by Borrower under any note, mortgage, guaranty or other instrument of indebtedness or any agreement hereafter executed by Borrower in favor of Lender beyond any applicable notice and cure period.

10.6 Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due, whether by acceleration or otherwise, of any other indebtedness (not including any amounts due hereunder) for borrowed money of, or guaranteed by, Borrower in an amount in excess of $100,000 or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity or to exercise any remedies in respect of such default, unless Borrower contests the obligation to make such payment in good faith and by appropriate proceedings, subject to a ten (10) day advance written notice and cure period.

10.7 Material Adverse Change. A material, adverse change to the financial condition of the Borrower shall occur from the Effective Date of this Agreement which remains uncured twenty (20) calendar days after its occurrence.

10.8 Insolvency. Borrower, Sales Agent or Completion Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due.

10.9 Breach of Warranties and Misleading Statements. Any warranty or covenant made by Borrower herein or any document required hereunder or entered into in connection with the making of the Loan is breached or is false or misleading in any material respect when made or remade or when deemed made or remade, or any schedule, certificate, financial statement, report, notice or other writing furnished by Borrower to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

10.10 Involuntary Bankruptcy; Appointment of Receiver. A court having jurisdiction enters a decree or order for relief with respect to Borrower or Sales Agent in an involuntary case under the Bankruptcy Code ("Bankruptcy") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any similar relief shall be granted under any applicable federal or state laws; or a decree or order of

the court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or Sales Agent or over all or a substantial part of any property of Borrower shall have been entered; or a court having jurisdiction orders the involuntary appointment of an interim or other receiver, trustee or other custodian of Borrower, or Sales Agent for all or a substantial part of the property of Borrower; or a court having jurisdiction issues a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower, or Sales Agent Guarantor if any such events continue for sixty days without being bonded and stayed or dismissed.

10.11 Voluntary Bankruptcy. Borrower has an order for relief entered with respect to it or commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its properties or any material assets necessary for the production, completion and delivery of the Picture or the distribution, exhibition and other exploitation thereof in all media in all markets throughout the universe in perpetuity.

10.12 Judgments and Attachments. Any one or more money judgments, writs or warrants of attachment, or similar processes involving in the aggregate an amount in excess of $100,000 is entered into or filed against Borrower or any of its assets and remains unvacated, unbonded and undismissed for a period of forty-five days or in any event later than five days prior to the date of any proposed sale thereunder.

10.13 Effect of Event of Default; Acceleration. If any Event of Default described in this Agreement occurs, the Loan shall become immediately due and payable, all without notice, presentment, demand, protest or other requirements of any kind, all of which are expressly waived by Borrower; and, in the case of any other Event of Default, Lender may declare the Loan to be due and payable, all without notice, presentment, demand, protest or other requirements of any kind, all of which are expressly waived by Borrower; in either case the Loan shall become immediately due and payable, all without notice, presentment, demand, protest or other requirements of any kind. Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

10.14 Remedies. At Lender's option, and in addition to any rights or remedies accorded to Lender pursuant to Section, upon the occurrence of any Event of Default, and at any time thereafter if such Event of Default is continuing:

10.14.1 Lender may, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, call the Loan due and payable, if not otherwise then due and payable (anything herein or in any document required hereunder or any other agreement, contract, indenture, document or instrument to the contrary notwithstanding) and the Maturity Date shall be accelerated

accordingly;

10.14.2 Lender may pursue the remedies afforded hereunder or under any document required hereunder or entered into in connection with the making of the Loan, or any other remedy afforded to Lender by law or equity, and Lender may, at its option, do and perform all other acts and things necessary for the proper preservation and protection of Lender's rights hereunder, with respect to the Collateral (and the receipts therefrom) or pursuant to any agreement assigned to Lender or secured by Lender's Security Interest hereunder, all at Borrower's sole cost and expense, which amount so expended shall constitute costs recoupable by Lender; and

10.14.3 Lender may, at its option, engage others to exercise or perform any of its or Lender's rights or obligations hereunder. The amounts payable to such others by Lender shall be recoupable by Lender

10.14.4 If Borrower has not fully repaid the Loan within five Business Days of the Loan becoming due and payable under this Section then Lender may, but shall not be obligated to, take over the Collateral. Borrower hereby agrees to waive any right to claim that it sustained any loss or damage by reason or as a result of any action taken by Lender pursuant to this Subsection other than Lender's actions in violation of reasonable and customary third party agreements, provided that for purposes of this subsection, no third party agreement shall be considered unreasonable on the basis of financial terms contained therein if budgeted for in the Budget.

10.14.5 No Further Advances. Refuse to disburse any monies under the Loan.

10.14.6 Other Remedies. Exercise any and all remedies available to it under the Loan Documents.

10.14.7 Remedies Not Exclusive. The failure of Lender to exercise any remedy provided under this Agreement or the Note shall not preclude the resort to any other remedy provided or prevent the subsequent or concurrent resort to any other remedy which by law or equity shall be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Borrower hereunder.

11. Notices. All communications required hereunder or under the Loan Documents shall be in writing and, except as specifically set forth in Section 2.2 hereof, sent by either hand delivery, special delivery service (e.g., Federal Express) or certified mail, postage prepaid, return receipt requested. Notice shall be conclusively presumed to have been given three (3) business days after notice is sent by certified mail, the next business day after notice is sent by special delivery service, or upon receipt if sent by hand delivery. For purposes hereof, the address of the parties hereto (until notice of a change thereof is served as provided in this section) shall be as set forth in the first paragraph of this Agreement.

12. Further Assurances. From time to time Borrower will execute and deliver

to Lender such additional instruments as Lender may reasonably request to effectuate the purposes of this Agreement and to assure Lender as secured party of the security interests referred to herein.

13. Successors and Assigns. This Agreement shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the successors and assigns of Lender. Notwithstanding the foregoing, Borrower shall not have the right to assign his interests in this Agreement, the Revolving Notes or without the prior written consent of Lender.

14. No Waiver; Amendments in Writing. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment to, or modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to choice of law rules. Borrower shall submit itself to the nonexclusive jurisdiction of federal and state courts located in New York, New York for any action arising out of or related to the Loan, this Agreement or the Loan Documents.

16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17. Indemnification. Borrower agrees to indemnify and save harmless Lender and its officers, directors, employees, agents, affiliates and shareholders from and against any and all liability, expense, or damage of any kind or nature and from any suits or claims, including reasonable legal fees and expenses, on account of any matter, whether in suit or not, arising out of the Loan, this Agreement or in connection therewith, including, without limitation, liabilities caused by the negligence of the party seeking indemnification, but excluding liabilities caused by the gross negligence or willful misconduct of the party seeking indemnification.

18. Stamp, Intangible and Recording Taxes. Borrower will pay any and all stamp, intangible, registration, recording and similar taxes, fees or charges relating to the Collateral and shall indemnify Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the

execution, delivery, performance or enforcement of the Loan Documents or the perfection of any rights or liens thereunder.

19. Waiver. Lender, from time to time, may waive the performance by Borrower of any of its obligations which shall arise under this Agreement, the Revolving Notes, and may waive, from time to time, any of the conditions to the making of a disbursement of Loan proceeds. The agreement of Lender to waive any of Borrower's obligations under this Agreement, the Revolving Notes or the agreement of Lender to waive any of the conditions to the disbursement of Loan proceeds, shall not constitute the agreement of Lender to waive such obligations or conditions in the future nor shall a continual or repeated waiver of such obligation or condition result in the establishment of a course of conduct by which Lender shall be estopped from enforcing such obligations or conditions and Lender may, at its discretion, require strict compliance by Borrower of all the terms, covenants and conditions of this Agreement or the Loan.

20. Captions. Captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding (to the fullest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

22. Jurisdiction. Each of Borrower and Lender hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or any federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the documents required hereunder to which it is a party, or for recognition or enforcement of any judgment in respect thereof, and each of Borrower and Lender hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in any such federal court. Each of Borrower and Lender hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to such party, at its address specified herein, or by any other method permitted by applicable law. Each of Borrower and Lender hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that Borrower or Lender may otherwise have to bring any action or proceeding relating to this Agreement or any of the documents required hereunder in the courts of any jurisdiction.

23. Venue. Each of Borrower and Lender irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or

relating to this Agreement or any of the other documents required hereunder to which it is a party in any New York state court or federal court. Each of Borrower and Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

24. WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE DOCUMENTS REQUIRED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File ("TIFF") or Portable Document Format ("PDF") shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile, TIFF or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not effect the validity, enforceability, of binding effect or this Agreement.

26. Successors and Assigns. Lender may assign any or all of its rights or obligations hereunder or invite third parties to participate in the Loan and this Agreement, and assign participations in the Loan and this Agreement to third parties, without the consent of or notice to Borrower; provided, however, that, unless otherwise instructed by Lender in writing, Borrower shall continue to make all payments due hereunder directly to Lender. Borrower may not assign, charge or license any of its rights or obligations hereunder without the prior written consent of Lender which consent Lender may give or withhold in its sole discretion, and any unapproved purported assignment shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of Borrower and its permitted successors and assigns and Lender and its successors and assigns.

27. Termination. All of Lender's rights under this Agreement and the Security Agreement will be terminated upon full payment of the Loan and any interest accrued thereunder.

28. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to make such provision valid and enforceable under applicable law, but if any provision hereof shall be or become invalid or unenforceable under any applicable law, such provision shall be ineffective to the extent of such

invalidity or unenforceability only, without thereby invalidating the remainder of such provision or of any of the remaining provisions hereof.

29. Entire Agreement. This Agreement, and the other documents delivered pursuant to the terms hereof set forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, with respect thereto.

30. Relationship of Parties. The relationship of Lender and Borrower is solely one of lender and borrower and this Agreement does not constitute a partnership or joint venture between Lender and Borrower. Borrower is not the representative or agent of Lender and Lender is not the representative or agent of the Borrower.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the Effective Date.